SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2002

XTO ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Suite 2000, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

Purchase of San Juan Basin Properties

On November 25, 2002, the Company issued a press release to announce that it has entered into a definitive agreement with J. M. Huber Corporation to acquire coalbed-methane gas producing properties located in the San Juan Basin of Colorado for a total cost of $160 million. The Company’s internal engineers estimate proved producing reserves related to the acquired properties to be 154 billion cubic feet of gas equivalent and that the properties will increase the Company’s daily production rates by about 29 million cubic feet of natural gas.

The seller advises the Company that 63% of the value is subject to a preferential purchase right. Closing of the transaction is scheduled for December 30, 2002, with an effective date of October 1, 2002, and is subject to typical closing and post-closing adjustments. The purchase will be funded through existing bank revolving credit lines.

A copy of the press release is filed as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

99.1    Press Release dated November 25, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: November 26, 2002	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number and Description

99.1	Press Release dated November 25, 2002